As filed with the Securities and Exchange Commission on July 26, 2004

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MANOR CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	34-1687107 (I.R.S. Employer Identification Number)

Manor Care, Inc.
333 North Summit Street
Toledo, Ohio 43604-2617
(419) 252-5500
(Address of principal executive offices)

Amendment and Restatement of
The Equity Incentive Plan of
Manor Care, Inc.
(Full title of the Plan)

__________________

R. Jeffrey Bixler Vice President, General Counsel and Secretary Manor Care, Inc. 333 North Summit Street Toledo, Ohio 43604-2617 (419) 252-5500	Copies to:	Michael Levin Latham & Watkins Sears Tower, Suite 5800 Chicago, Illinois 60606 (312) 876-7700 Counsel to Registrant
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	6,000,000 Shares	$30.155	$180,930,000	$22,923.83

(1)	The Amendment and Restatement of the Equity Incentive Plan of Manor Care, Inc. (the “Plan”) authorizes the issuance of a maximum of 10,000,000 shares of common stock of Manor Care, Inc. (the “Company”) plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property. This Registration Statement registers 6,000,000 shares of common stock of the Company for issuance pursuant to the Plan. On August 15, 2001 the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (file No. 333-67592) relating to 4,000,000 shares of common stock of the Company to be awarded and sold under the Plan prior to its Amendment and Restatement. The contents of all prior registration statements are incorporated into this Registration Statement by reference.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company’s Common Stock on July 22, 2004, which was $30.155 per share .

PART I

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference

     The documents listed below have been filed by the Company with the SEC and are incorporated in this Registration Statement by reference:

               a. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

               b. The Company’s Definitive Proxy Statement, filed April 7, 2004 for the Annual Meeting of Stockholders held on May 5, 2004;

               c. The Company’s Current Report on Form 8-K dated July 16, 2004;

               d. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

               e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company’s fiscal year ended December 31, 2003; and

               f. The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on September 12, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

               The validity of the shares of common stock registered hereby has been passed upon by R. Jeffrey Bixler who serves as Vice President, General Counsel and Secretary of the Company. Mr. Bixler has received and is eligible to receive grants under the Plan.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4	Amendment and Restatement of the Equity Incentive Plan of Manor Care, Inc.*
5	Opinion of R. Jeffrey Bixler, General Counsel of the Company
23.1	Consent of Ernst & Young LLP
23.2	Consent of R. Jeffrey Bixler (included in the opinion filed as Exhibit 5)

• Filed as Appendix B to Manor Care, Inc.’s Proxy Statement filed April 7, 2004 for the Annual Meeting of Stockholders held May 5, 2004 and incorporated herein by reference.

Item 9.	Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 23, 2004.

MANOR CARE, INC.
By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Vice President,
General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title		Date

/s/ Geoffrey G. Meyers Geoffrey G. Meyers	Executive Vice President and Chief Financial Officer (Principal Financial Officer);	) ) )	July 23, 2004

/s/ Spencer C. Moler Spencer C. Moler	Vice President and Controller (Principal Accounting Officer)	) )	July 23, 2004

/s/ Paul A. Ormond Paul A. Ormond	Chairman of the Board; President and Chief Executive Officer (Principal Executive Officer); Director	) ) )	July 23, 2004

/s/ M. Keith Weikel M. Keith Weikel	Senior Executive Vice President and Chief Operating Officer; Director	) )	July 23, 2004

/s/ Virgis W. Colbert Virgis W. Colbert	Director	) )	July 23, 2004

/s/ Joseph F. Damico Joseph F. Damico	Director	) )	July 23, 2004

/s/ Joseph H. Lemieux Joseph H. Lemieux	Director	) )	July 23, 2004

/s/ William H. Longfield William H. Longfield	Director	) )	July 23, 2004

/s/ Frederic V. Malek Frederic V. Malek	Director	) )	July 23, 2004

/s/ John T. Schwieters John T. Schwieters	Director	) )	July 23, 2004

/s/ Gail R. Wilensky Gail R. Wilensky	Director	) )	July 23, 2004

/s/ Thomas L. Young Thomas L. Young	Director	) )	July 23, 2004